SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended        11/30/2006
      Distribution Date           12/15/2006
      All amounts in Thousands of Pounds Sterling except where otherwise stated

1     Sources of funds

                                                             Allocated to    Allocated to Investor Interest
                                                    Total     Transferor    Total   Series 05-A  Series 05-B
                                                  ----------------------------------------------------------
Principal Collections                             1,131,831    473,884     657,947    328,887      329,060
Finance Charge Collections                           71,564     29,963      41,601     20,795       20,806
Interchange                                           9,224      3,862       5,362      2,680        2,682
                                                  ----------------------------------------------------------
Total Funds Received                              1,212,620    507,709     704,911    352,363      352,548

2     Application of Principal Collections

                                                   Total    Series 05-A  Series 05-B
Investor Percentage of Principal Collections      657,947     328,887      329,060
deduct:
Utilised Retained Principal Collections
       allocable to Class C                             0           0            0
       allocable to Class B                             0           0            0
Transferred to Series Collections Ledger                0           0            0
Shared Principal Collections                            0           0            0
                                                  ----------------------------------
Cash Available for Acquisition                    657,947     328,887      329,060

3     Application of Finance Charge Collections

                                                   Total    Series 05-A  Series 05-B
Investor Percentage of Finance Charge Collections  46,963      23,475       23,488
deduct:
Trustee payment amount                               6.87           3            3
Loan Note Issuer Costs                                 24          12           12
Monthly Distribution Amounts                       12,572       6,268        6,304
Servicing fee payable to RBS                        1,807         903          904
Cash Management fee payable to RBS                      1        0.50         0.50
Investor Default Amount                            18,367       9,181        9,186
Expenses loan principal and interest                    -           -            -

Available Spread                                   14,185       7,107        7,078

4     Payments in respect of the Securities

      Series 05-A

                                                   Class A      Class B      Class C
                                                   USD 000s     USD 000s     USD 000s
Balance at 15 November 2006                       2,175,000     175,000      150,000
Principal repayments on 15 December 2006                  -           -            -
                                                  -----------------------------------
Balance carried forward on 15 December 2006       2,175,000     175,000      150,000
                                                  -----------------------------------

Interest due on 15 December 2006                      9,679         802          705
Interest paid                                        (9,679)       (802)        (705)
                                                  -----------------------------------
Interest unpaid                                           -           -            -

      Series 05-B

                                                  Class A-1   Class A-2    Class A-3  Class B-3   Class C-1    Class C-3
                                                   USD 000s    EUR 000s     GBP 000s   GBP 000s    USD 000s     GBP 000s
Balance at 15 November 2006                         435,000     450,000      700,000    101,000      42,000      63,000
Principal repayments on 15 December 2006                  -           -            -          -           -           -
                                                  -----------------------------------------------------------------------
Balance carried forward on 15 December 2006         435,000     450,000      700,000    101,000      42,000      63,000
                                                  -----------------------------------------------------------------------

Interest due on 15 December 2006                      5,982       1,301        8,944      1,333         615         863
Interest paid                                        (5,982)     (1,301)      (8,944)    (1,333)       (615)       (863)
                                                  -----------------------------------------------------------------------
Interest unpaid                                           -           -            -          -           -           -

5     Transaction Accounts and Ledgers

                                                  Total     Series 05-A   Series 05-B
Reserve Account
Required Reserve Amount                             -            -             -
                                                  -----------------------------------
Balance at 15 November 2006                         -            -             -
Transfer in/out this period                         -            -             -
Interest earned                                     -            -             -
                                                  -----------------------------------
Balance carried forward on 15 December 2006         -            -             -

Spread Account
Required Spread Account Amount                      -            -             -
                                                  -----------------------------------
Balance at 15 November 2006                         -            -             -
Transfer in/out this period                         -            -             -
Interest earned                                     -            -             -
                                                  -----------------------------------
Balance carried forward on 15 December 2006         -            -             -

Principal Funding Account
Balance at 15 November 2006                         -            -             -
Transfer in/out this period                         -            -             -
Interest earned                                     -            -             -
                                                  -----------------------------------
Balance carried forward on 15 December 2006         -            -             -

6     Subordination Percentages

                                                               Series 05-A                           Series 05-B
                                                       Original            Current           Original           Current
                                                      L000      %        L000      %        L000      %        L000      %
Class A Investor Interest                          1,257,225    87%   1,257,225    87%   1,257,568    87%   1,257,568    87%
Class B Investor Interest                            101,156     7%     101,156     7%     101,000     7%     101,000     7%
Class C Investor Interest                             86,705     6%      86,705     6%      87,277     6%      87,277     6%
                                                  ---------------------------------------------------------------------------
Total Investor Interest                            1,445,087   100%   1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                  ---------------------------------------------------------------------------

7     Assets of the Trust

                                                                         L000
                                                                      ----------
      Total receivables at 30-Nov-06                                  L4,967,182
                                                                      ----------

      Aggregate amount of receivables that, as at
      30 November 2006 were delinquent by:               30-59 days       63,986
                                                         60-89 days       49,928
                                                        90-179 days      126,409
                                                   180 or more days      187,570

8     Material Changes

      New Issuance during period                              NONE

      Material modifications to pool asset terms              NONE

      Material modifications to origination policies          NONE

      Material breaches of pool asset representations,
      warranties or covenants                                 NONE

9     Trigger Information

      Series Pay Out Events                                   NONE

      Trust Pay Out Events                                    NONE


 10   Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                       NONE

      Changes in Securities                                   NONE

      Submission of Matters to a Vote of Security Holders     NONE

      Other Information                                       NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of December, 2006

      --------------------------------------------------
      The Royal Bank of Scotland plc, as Servicer
      Patrick Neville
      Chief Financial Officer, Cards Business